REPORT OF INDEPENDENT AUDITORS

  TO THE STOCKHOLDERS AND BOARD OF DIRECTORS OF TELTREND INC., We have audited the accompanying consolidated balance sheets of Teltrend Inc. and subsidiaries as of July 31, 1999 and July 25, 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended July 31, 1999, July 25, 1998, and July 26, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Teltrend Inc. and subsidiaries as of July 31, 1999, and July 25, 1998, and the results of their operations and their cash flows for each of the years ended July 31, 1999, July 25, 1998, and July 26, 1997, in conformity with generally accepted accounting principles.

  Ernst & Young LLP

  Ernst & Young LLP
  Chicago, Illinois
  August 24, 1999

 CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)






                                                                YEAR ENDED
                                                           --------------------
                                                           JULY 31,    JULY 25,
ASSETS                                                         1999        1998


  CURRENT ASSETS:
     Cash and cash equivalents                              $25,915     $22,994
     Marketable securities                                        -       1,951
     Trade accounts receivable, net of allowance for
       doubtful accounts of $207 and $287                    13,758      12,899
     Inventories                                              9,466      10,656
     Deferred income taxes                                    2,267       1,325
     Prepaid expenses and other current assets                3,301       4,367
                                                             54,707      54,192

  Land and buildings                                          3,310       3,422
  Machinery and equipment                                    19,240      18,076
  Leasehold improvements                                      1,264       1,310
  Accumulated depreciation                                  (13,937)    (12,080)
                                                              9,877      10,728
  Deferred income taxes                                         329           -
  Intangible assets, less accumulated amortization
     of $769 and $380                                         1,479       4,830
  Other assets, less accumulated amortization
     of $254 and $138                                           591         166
                                                            $66,983     $69,916




 LIABILITIES AND STOCKHOLDERS' EQUITY

  Current liabilities:
     Accounts payable                                       $ 4,774     $ 6,194
     Accrued expenses                                        10,260       9,099
     INCOME TAXES PAYABLE                                       710         690
                                                             15,744      15,983
  Deferred income taxes                                           -         629
  Commitments and contingencies                                               -
  Stockholders' equity:
  Common stock, $0.01 par value, 15,000,000 shares
     authorized and 6,512,537 and 6,462,046 issued and
     5,792,537 and 6,361,046 outstanding, respectively           65          64
  Additional paid-in capital                                100,120      99,520
  Treasury stock                                            (11,425)     (1,733)
  Accumulated deficit                                       (37,556)    (44,718)
  Accumulated other comprehensive income                         35         171
                                                             51,239      53,304
                                                            $66,983     $69,916






The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)






                                                              YEAR ENDED
                                                 -------------------------------
                                                    JULY 31,  JULY 25,  JULY 26,
                                                       1999      1998     1997


Net sales                                        $ 107,031   $ 96,762  $ 81,243
Cost of sales                                       58,337     52,125    45,296
Gross profit                                        48,694     44,637    35,947
Operating expenses:
  Dales and marketing                               13,119     13,166     7,333
  Research and development                          15,474     14,307     9,686
  General and administrative                         8,153      7,253     4,495
  Purchased in-process research and development          -      3,995         -
  Loss on disposal of product line                   1,300          -         -
                                                    38,046     38,721    21,514
Income from operations                              10,648      5,916    14,433

Other income (expense):
  Interest                                           1,147      1,339     1,468
  Other - net                                         (256)      (737)      (31)
                                                       891        602     1,437
Income before income tax provision                  11,539      6,518    15,870
Provision for income taxes                           4,377      4,279     6,242
Net income                                       $   7,126   $  2,239  $  9,628
Net income per share of common stock             $    1.20   $   0.35  $   1.50
Average common shares outstanding                    5,965      6,434     6,430
Net income per share of common stock -
  assuming dilution                              $    1.18   $   0.34  $   1.45
Average common shares outstanding -
  assuming dilution                                  6,071      6,503     6,654





The accompanying notes are an integral part of these consolidated financial statements.


CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(Dollars in thousands, except per share data)





                                                                              ACCUMU-      TOTAL
                                COMMON    ADDITIONAL               ACCUMU-  LATED OTHER    STOCK
                                STOCK       PAID-IN   TREASURY      LATED   COMPREHEN-    HOLDERS'
                              PAR $0.01     CAPITAL     STOCK      DEFICIT  SIVE INCOME    EQUITY


  Balance, July 27, 1996      $      64     $ 99,166         -    $(56,585)          -     $42,645
     Net income                       -            -         -       9,628           -       9,628
     Options exercised                -           18         -           -           -          18
     Tax benefit from
        exercise of
        stock options                 -          144         -           -           -         144
  Balance, July 26, 1997             64       99,328         -     (46,957)          -      52,435
     Net income                       -            -         -       2,239           -       2,239
     Other comprehensive
        income, net of tax;
        Adjustment for
        foreign currency
        translation                   -            -         -           -         171         171
     Comprehensive income
        for the year                  -            -         -           -           -       2,410
     Options exercised                -           77         -           -           -          77
     Tax benefit from
        exercise of
        stock options                 -          115         -           -           -         115
     Purchase of
        101,000 shares                -            -    (1,733)          -           -      (1,733)

  Balance, July 25, 1998             64       99,520    (1,733)    (44,718)        171      53,304
     Net income                       -            -         -       7,162           -       7,162
     Other comprehensive
        income, net of tax;
        Adjustment for
        foreign currency
        translation                   -            -         -           -        (136)       (136)
  Comprehensive income
        for the year                  -            -         -           -           -       7,026
     Options exercised                1          426         -           -           -         427
     Tax benefit from
        exercise of
  -     stock options                 -          174         -           -           -         174
     Purchase of
        619,000 shares                -            -    (9,692)          -           -      (9,692)
  Balance, July 31, 1999      $      65     $100,120  $(11,425)   $(37,556)      $  35     $51,239




The accompanying notes are an integral part of these consolidated financial statements.



CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)




                                                                         Year Ended
                                                              ---------------------------------
                                                               July 31,    July 25,    July 26,
 0PERATING ACTIVITIES                                             1999        1998        1997


  Net income                                                 $    7,162     $ 2,239     $ 9,628
  Adjustments to reconcile net income to net cash
     provided by operating activities:
        Purchased in-process research and development                 -       3,995           -
        Loss on disposal of product line                          1,300           -           -
        Depreciation                                              2,953       2,899       2,028
        Amortization                                                499         394           -
        Loss (gain) on sale of equipment                            121           6         (14)
        Deferred income taxes                                    (1,900)      1,309         989
           Changes in certain assets and liabilities:
           Accounts receivable                                    1,030      (2,926)      4,107
           Inventories                                             (249)      2,589       1,301
           Prepaid expenses and other current assets               (300)       (610)        170
           Accounts payable                                      (1,326)      1,115      (2,574)
           Income taxes payable                                      20         641          49
           Accrued expenses                                         245         325      (1,718)
           Other assets and liabilities                             198          54           -
  Net cash provided by operating activities                       9,753      12,030      13,966


 FINANCING ACTIVITIES
  Exercise of common stock options
     (including tax benefit)                                        601         192         162
  Purchase of treasury stock                                     (9,692)     (1,733)          -
  Net cash provided by (used for) financing activities           (9,091)     (1,541)        162


 INVESTING ACTIVITIES
  Proceeds from sale of Packet Switched line,
     net of cash sold                                             3,140                       -
  Capital expenditures                                           (2,961)     (4,049)     (4,192)
  Acquisition of business, net of cash acquired                       -     (14,394)
  Purchase of marketable securities                             (10,750)     (1,951)    (40,745)
  Proceeds from sale of marketable securities                    12,701      20,930      19,815
  Proceeds from sale of equipment                                   139         143          32
  Other investing activities                                        (35)         (7)        (90)
  Net cash provided by (used for) investing activities            2,234         672     (25,180)
  Effect of exchange rate changes on cash                            25          (4)
  Net increase (decrease) in cash and
     cash equivalents                                             2,921      11,157     (11,052)
  Cash and cash equivalents, beginning of period                 22,994      11,837      22,889
  Cash and cash equivalents, end of period                     $ 25,915    $ 22,994    $ 11,837




  The accompanying notes are an integral part of these consolidated financial statements.


NOTES TO FINANCIAL STATEMENTS



1 BASIS OF PRESENTATION


  ACQUISITION OF TELTREND LIMITED

  On September 18, 1997 (the "Acquisition Date"), Teltrend purchased the outstanding shares of Securicor 3net Limited of Basingstoke, England (with operations in the United Kingdom, New Zealand and China) and its U.S.
  affiliate Securicor 3net Inc. (together "Teltrend Limited") for total acquisition costs of approximately $14.5 million. Teltrend Limited is a telecommunication equipment and software company having annualized revenues in excess of $15 million. The transaction was accounted for as a purchase and therefore the results of Teltrend Limited since the Acquisition Date are, included with the results of Teltrend. The purchase price was allocated to identifiable tangible and intangible assets, including purchased in-process research and development, on the basis of fair values as determined by an independent appraisal. All references in these notes to "Teltrend" or the "Company" refer to Teltrend Inc. and its wholly owned subsidiaries, collectively, which includes Teltrend Limited (and its wholly owned subsidiaries) from and after the Acquisition Date.

     The following table summarizes, on an unaudited pro forma basis, the combined results of operations as if the above described acquisition had taken place on July 28, 1996. Purchased in-process research and development assets of approximately $4 million were written off in the fiscal 1998 Consolidated Statement of Income, and this is reflected in the fiscal 1997 pro forma results presented below.



  PRO FORMA INFORMATION
  (in thousands, except per share data)               FOR THE FISCAL YEAR ENDED
                                                      -------------------------
                                                          JULY 25,    JULY 26,
                                                              1998        1997


   Net sales                                               $97,975     $ 99,444
   Net income (loss)                                       $ 1,797     $ (1,593)
   Net income (loss) per share - assuming dilution         $ 0.28      $  (0.24)

     The value of in-process research and development purchased in the Teltrend Limited acquisition was determined by estimating the projected net cash flows relating to products under development and discounting such cash flows to their net present values. The four significant projects acquired by the Company were: (1) the PAC+DPM API; (2) the SS7/Q931 for Lucent Definity: Phase 3; (3) the Interchange iQ5OOO PRI/BRI; and (4) the Interchange '97/98. These projects represent approximately 88% of the acquired purchased research and development fair value. The following table summarizes the nature of each of these significant research and development projects as well as their respective fair values at the Acquisition Date.



                                                                                      FAIR VALUE
  PROJECT          NATURE OF PROJECT                                                   (000'S)


  PAC+DMP          The Application Programming Interface (API) for the NiQ router       $ 440
  API              software that enables third parties to develop and integrate, within the NiQ router, their own special or custom
                   communications software.

  SS7/Q931         Phase 3 added an updated processor and common board for              $1,329
  for Lucent       all protocol applications to Phase 2. For SS7 application, it
  Definity:        provides dual board resilience, added maintenance features and
  Phase 3          features for enhanced call center solutions.

  Interchange      The 5000  concentrates  up to 16 Basic Rate ISDN lines and           $1,098
  iQ5000           converts these onto a single  Primary Rate ISDN line.  Used by
  PRI/BRI          service providers and campus networks to deploy Basic Rate
                   ISDN services remote from the ISDN switch.

  Interchange      A combination of channel grooming, address translation and           $ 643
  '97/98           traffic concentration features added to the Interchange software.




     The most significant and uncertain assumptions that affected the Company's valuation of the purchased in-process research and development projects include: (i) the period of time over which economic benefits were expected to commence; (ii) their expected income or cash flow generating ability; and
  (iii) the risk adjusted discount rate. The cash flows from the significant research and development projects were forecast to begin upon the completion of the development process, peak two to three years thereafter, and be followed by a steady decline. The following table summarizes, for each significant in-process project acquired, the original estimated completion date, the projected peak year of sales for the related product and the projected average after-tax cash flow decline for the related product after its sales peak.



                                                 ORIG. EST.        PEAK YEAR      AVERAGE ANNUAL
                                                 COMPLETION        OF SALES       AFTER-TAX CASH
  PROJECT                                           DATE                           FLOW DECLINE


  PAC+DMP API                                      June 98           2000              -41%
  SS7/Q931 for Lucent Definity: Phase 3             Feb 98           2001              -42%
  Interchange iQ5000 PRI/BRI                        Dec 97           2002              -39%
  Interchange '97/98                               July 98           2000              -38%




     The assumed income generating ability of the various projects was based on the sales and profit potential of the related product, as well as the allocation of product income to the in-process technologies relative to existing developed and post acquisition yet-to-be-defined technologies expected to ultimately support the product upon project completion. Sales estimates were based on targeted market share, historical pricing trends and expected product life cycles. Projects PAC+DPM API, SS7/Q931 for Lucent Definity: Phase 3, Interchange iQ5000 PRI/BRI and Interchange '97/98 were projected to have gross margins of 40%, 70%, 70% and 60%, respectively. This is compared to historical gross margins for the fully developed products acquired in the Teltrend Limited purchase that were greater than 65% on average. Other operating expenses, which included selling and marketing and general and administrative expenses, were estimated at approximately 30% of sales. In addition, the discount rate utilized for all acquired in-process technologies was estimated at 30% in consideration of Teltrend Limited's 15% estimated Weighted Average Cost of Capital ("WACC") and the fact that the in-process technology had not yet reached technological feasibility as of the date of valuation. In utilizing a discount rate greater than Teltrend Limited's WACC, management reflected the risk premium associated with achieving the timing and estimated cash flows associated with these projects. Management is responsible for the integrity of the financial information utilized in the valuation of the acquired research and development.



2 DISPOSITION OF PRODUCT LINE

  On May 28, 1999, the Company sold substantially all of the assets of its Packet Switched product line to Centrecorn Systems Limited of England for approximately $3.1 million. The loss is composed largely of the write-off of intangible assets associated with the Packet Switched product line.


3 DESCRIPTION OF BUSINESS

  The Company designs, manufactures and markets a broad range of products, such as channel units, repeaters and termination units, that are used by telephone companies to provide voice and data services over the existing telephone network, primarily in the Local Loop, as well as a range of products which provide ISDN and protocol interworking solutions. The Company's fiscal year-end is the last Saturday in July.



4 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


  PRINCIPLES OF CONSOLIDATION

  The consolidated financial statements include the accounts and transactions of the Company and its wholly owned subsidiaries. Intercompany amounts and transactions have been eliminated in consolidation. Exchange rate fluctuations from translating the financial statements of subsidiaries located outside the United States into U.S. dollars are recorded in a separate component of stockholders' equity. All other foreign exchange gains and losses (approximately a $0.1 million loss and a $0.7 million loss in fiscal 1999 and fiscal 1998, respectively) are included on the income statement under the caption "Other-net."

  CASH AND CASH EQUIVALENTS

  The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

  MARKETABLE SECURITIES

  The Company invests in debt instruments from time to time with a maturity of greater than three months and less than or equal to one year. Such securities are classified as held-to-maturity, as the Company has the intent and the ability to hold these securities until maturity. These securities are carried at amortized cost, which approximates fair value.

  INVENTORIES

  Inventories are stated at the lower of cost, as determined by the first in, first out method, or market value.

  REVENUE RECOGNITION

  The Company recognizes revenue upon shipment of goods and transfer of title to customers.

  INCOME TAXES

  The Company accounts for income taxes using the liability method as required by Financial Accounting Standards Board ("FASB"), Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". PROPERTY, PLANT, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

  Land, buildings, equipment and leasehold improvements are recorded at cost. The Company uses the straightline method of computing provisions for depreciation and amortization of property, equipment and leasehold improvements. Service lives for principal assets are 35 to 39 years for buildings and three to ten years for equipment and leasehold improvements. INTANGIBLE ASSETS

  Intangible assets represent the excess of purchase price over net assets acquired in acquisitions accounted for as a purchase. At each balance sheet date, the Company evaluates for recognition of potential impairment its recorded intangible assets against its projected undiscounted cash flows. If the evaluation would indicate such an impairment, the Company would measure the impairment loss using discounted cash flows. Intangible assets are principally being amortized over 15 years.

     Intangible assets reflect the fiscal 1999 disposition of those intangible assets related to the Packet Switched product line. In addition, the valuation allowance related to net deferred tax assets acquired in the acquisition of Teltrend Limited were reversed in fiscal 1999 with the offset representing a reduction of recorded intangibles.

  RESEARCH AND DEVELOPMENT

  Research and development costs are expensed when incurred. Purchased in-process research and development is recognized in purchase business combinations for the portion of the purchase price allocated to the appraised value of in-process technologies. The portion assigned to in-process technologies excludes the value of core and developed technologies, which are recognized as intangible assets.

  ADVERTISING

  All costs associated with advertising and promoting products are expensed in the period incurred. Total advertising expenses were approximately $253,000, $260,000 and $116,000 in fiscal 1999, fiscal 1998 and fiscal 1997, respectively.

  USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

  EARNINGS PER SHARE

  In January 1998, the Company adopted SFAS No. 128, "Earnings Per Share," requiring dual presentation of basic and diluted income per share ("EPS") on the face of the income statement. Basic EPS is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution from the exercise or conversion of securities, such as stock options into common stock. EPS amounts for all periods have been presented, and where necessary, restated to conform to SFAS No. 128 requirements.

     The following table sets forth the computation of basic and diluted income per share (in thousands of dollars, except per share data).



                                                                      Year Ended
                                                          ----------------------------------------
                                                             July 31,      July 25,      July 26,
                                                                 1999          1998          1997
  Numerator:

    Net income                                                $ 7,162        $ 2,239      $ 9,628
    Denominator:
    Weighted average shares outstanding                         5,965         6,434         6,430
    Effect of dilutive stock options                              106            69           224
    Weighted average shares outstanding -
       assuming dilution                                        6,071         6,503         6,654
    Net income per share                                     $   1.20        $ 0.35      $   1.50
    Net income per share - assuming dilution                 $   1.18        $ 0.34      $   1.45




  STOCK OPTIONS

  Stock options are accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB #25"). Under APB #25, no compensation expense is recognized when the exercise price of the option equals the fair value of the underlying stock on the grant date. COMPREHENSIVE INCOME

  In fiscal 1999, the Company adopted FASB Statement No. 130, "Reporting Comprehensive Income." Statement 130 establishes new rules for the reporting and displaying of comprehensive income and its components; however, the adoption of this Statement had no impact on the Company's net income or equity. Statement 130 requires foreign currency translation adjustments to be included in accumulated other comprehensive income, which prior to adoption were reported separately in stockholders' equity. Prior year financial statements have been reclassified to conform to the requirements of Statement 130.

  NEW PRONOUNCEMENTS

  In June 1998, the FASB issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement is not required to be adopted until fiscal years beginning after June 15, 2000. Statement 133 will require the Company to recognize all derivatives on the consolidated balance sheet at fair value. The Company does not anticipate that the adoption of Statement 133 will have a significant impact on its results of operations or financial position.

  RECLASSIFICATION
  Certain amounts in the fiscal 1998 and 1997 consolidated financial statements have been reclassified to conform to fiscal 1999 presentations.


5 RETIREMENT INVESTMENT PLAN

  The Company has a defined-contribution plan covering full- and part-time personnel in the United States, who have a minimum of one-half year of service and have attained the age of 21. Participants may contribute between 1% and 15% of their annual compensation. The Company also has a defined-contribution plan covering all permanent employees in the United Kingdom who have completed three months of service and are under the age of 65. Participants contribute 4% of their annual compensation, and the Company contribution is determined on a scale basis, which is dependent on the age of the participant. Company contributions to its defined-contribution plans were $789,000; $620,000; and $349,000 for the years ended July 31, 1999, July 25, 1998, and July 26, 1997, respectively.



6 INVENTORIES

  Inventories at July 31, 1999 and July 25, 1998 were as follows:



  (Dollars in thousands)                               1999        1998

  Raw materials                                     $ 5,124     $ 6,052
  Work-in-process                                     1,252       1,795
  Finished goods                                      3,090       2,809
                                                    $ 9,466     $10,656





7 ACCRUED EXPENSES

  Accrued expenses at July 31, 1999 and July 25, 1998 consisted of



  (Dollars in thousands)                               1999        1998

  Salaries, wages, and bonuses                      $ 4,594     $ 3,258
  Warranty                                            1,254       1,404
  Other                                               4,412       4,437
                                                    $10,260     $ 9,099

8 CREDIT FACILITY

  In 1995, the Company entered into a credit facility (the "Bank Facility") which provides, subject to certain restrictions, up to $15 million on an unsecured basis for working capital financing. As amended, the Bank Facility will expire on July 31, 2001 and, as of July 31, 1999, no amounts were outstanding. Under the Bank Facility agreement, dividends on the Company's Common Stock are restricted so as not to exceed 50% of the Company's net income for the immediately preceding fiscal year.

9 COMMON STOCK OPTIONS

  The Company has a stock option plan (the "Plan") which provided for the grant of both incentive stock options and nonqualified stock options to purchase shares of the class of Class A Common Stock of the Company existing prior to the recapitalization of the Company in fiscal 1995 (the "Old Class A Stock"). Unless the applicable agreement expressly provided otherwise, each option granted under the Plan was exercisable as to 20% of the shares covered thereby immediately upon grant and as to an additional 20% of such shares on each of the next four anniversaries of the date of grant.

     In fiscal 1994, the Board of Directors approved a resolution to decrease the exercise price of all options outstanding to the then-estimated value of $.1643 per share from $4.1077 per share. All options outstanding under the Plan to purchase Old Class A Stock were converted into options to purchase shares of Common Stock, and the Company's Board of Directors amended the Plan to provide that no additional options could be granted thereunder in the future. As of July 31, 1999, there were 30,816 options outstanding under the Plan.

     During June 1995, the Company adopted the Teltrend Inc. 1995 Stock Option Plan (the "1995 Stock Option Plan") which provides for the grant of both incentive stock options in accordance with Section 422A of the Internal
  Revenue Code and nonqualified stock options. A maximum of 440,000 shares of Common Stock may be issued in the aggregate to key employees of the Company. The Compensation Committee of the Company's Board of Directors, which administers the 1995 Stock Option Plan, will determine when and to whom options will be granted. Unless the applicable agreement expressly provides otherwise, options shall become exercisable as to 25% of the shares covered thereby on the first anniversary of the date of grant and as to an additional 25% of such shares on each of the next three anniversaries of the date of grant. As of July 31, 1999, there were 310,600 options outstanding under the 1995 Stock Option Plan, all with an exercise price of $16 per share.

     During September 1996, the Company adopted the Teltrend Inc. 1996 Stock Option Plan (the "1996 Stock Option Plan") which provides for the grant of both incentive stock options in accordance with Section 422A of the Internal Revenue Code and nonqualified stock options. A maximum of 700,000 shares of Common Stock may be issued in the aggregate to key employees of the Company. The Compensation Committee of the Company's Board of Directors, which administers the 1996 Stock Option Plan, will determine when and to whom options will be granted. Unless the applicable agreement expressly provides otherwise, options shall become exercisable as to 25% of the shares covered thereby on the first anniversary of the date of grant and as to an additional 25% of such shares on each of the next three anniversaries of the date of grant. As of July 31, 1999, there were 420,671 options outstanding under the 1996 Stock Option Plan with a range of exercise prices of $12.25 to $26.25 per share.




                                                TELTREND INC. 1999 ANNUAL REPORT

     During October 1997, the Company adopted the Teltrend Inc. 1997 Non-Employee Director Stock Option Plan (the "1997 Director Option Plan"), which provides for the grant of nonqualified stock options. A maximum of 250,000 shares of Common Stock may be issued to nonemployee directors of the Company.

     Each individual elected as a director of the Company at the December 11, 1997 Annual Meeting who qualified as a non-employee director was granted an option (an "Initial Option") to purchase UP TO 6,000 shares of Common Stock on the date of the Annual Meeting. Thereafter, each non-employee director who has not previously been granted an option under the 1997 Director Option Plan will receive an Initial Option to purchase up to 6,000 shares of Common Stock on the date of his or her initial election to the Board. Additionally, each continuing non-employee director will be granted an additional option (an "Annual Option") to purchase up to 1,500 shares of Common Stock on each anniversary of the date his or her Initial Option was granted. Initial Options will generally vest and become exercisable as to 25% of the shares of Common Stock subject thereto on the first anniversary of the date of grant and as to an additional 25% of such Common Stock subject thereto on each of the next three anniversaries of the date of grant. All Annual Options granted under the 1997 Director Option Plan will generally vest and become exercisable on the first anniversary of the date of grant thereof. As of July 31, 1999, 45,000 options were outstanding under the 1997 Director Option Plan, with a range of exercise prices of $17.62 to $21.75.

     Transactions involving stock options granted under the Plan, the 1995 Stock Option Plan, the 1996 Stock Option Plan and the 1997 Director Option Plan are summarized as follows:




                                                     NUMBER OF OPTIONS           EXERCISE PRICE

  Outstanding, July 27, 1996                                555,754                      $19.10
  Granted                                                   273,600              17.50 to 46.25
  Exercised                                                (13,725)                .16 to 16.00
  Canceled                                                 (162,108)               .16 to 47.00

  Outstanding, July 26, 1997                                653,521                      $17.59
  Granted                                                   417,500             13.25 to 21.125
  Exercised                                                (25,725)                .16 to 16.00
  Canceled                                                 (151,500)             16.00 to 20.00

  Outstanding, July 25, 1998                                893,796                      $15.89
  Granted                                                   187,371              12.25 to 26.25
  Exercised                                                (50,491)                .16 to 20.00
  Canceled                                                 (223,589)              .16 to 21.125

  Outstanding July 31, 1999                                 807,087                      $16.60




     The weighted average remaining contractual life of the options outstanding is 7.3 years. Of the 807,087 stock options outstanding at July 31, 1999, 449,941 are currently exercisable with a weighted average exercise price of $15.45.

     Pro forma  information  regarding  net  income  and  earnings  per share is required by SFAS No. 123, "Accounting for Stock-Based Compensation," and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value of these options was estimated at the date of grant using a BlackScholes option pricing model with the following weighted-average assumptions for fiscal 1999, fiscal 1998 and fiscal 1997: risk-free interest rate of 6.0 percent; dividend yields of 0.0 percent; volatility factors of the expected market price of the Company's Common stock of 0.59, 0.34, and 0.25, respectively; and a weighted-average expected life of the option of 6 years.

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.
     The weighted-average fair value of options was $11.08 for options granted in fiscal 1999, $5.06 for options granted in fiscal 1998 and $7.04 for options granted in fiscal 1997.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows (in thousands except for earnings per share information):



                                                      FISCAL YEAR ENDED JULY
                                                  ------------------------------
                                                   1999        1998        1997

Net earnings - as reported                        $ 7,162     $ 2,239    $ 9,628
Net earnings - pro forma                          $ 6,221     $   836    $ 8,723
Diluted earnings per share - as reported          $  1.18     $  0.34    $  1.45
Diluted earnings per share - pro forma            $  1.02     $  0.13    $  1.31




     The pro forma effect on net income for fiscal 1999, fiscal 1998 and fiscal 1997 is not representative of the pro forma effect on net income in future years because it does not take into consideration pro forma compensation expense related to grants made prior to fiscal 1997.


10 LEASE COMMITMENTS

The Company has operating leases in effect for vehicles, equipment and facilities. Lease expense for the fiscal years ended July 31, 1999, July 25, 1998, and July 26, 1997 totaled $1,332,000; $1,072,000; and $540,000 respectively.

     The Company's current lease agreement for its domestic main facility continues through September 30, 2000. As of July 31, 1999, the Company is negotiating to extend this lease through September 30, 2002. The expected financial impact of the lease extension upon the future minimum annual lease payments shown below would be $0, $456,000 and $565,000 for fiscal years 2000, 2001 and 2002 respectively.

     Future minimum annual rental payments required under the leases are $1,637,000 as follows:





(Dollars in thousands)

Fiscal Year 2000                                                $   932
Fiscal Year 2001                                                    433
Fiscal Year 2002                                                    272
                                                                $ 1,637

11  INCOME TAXES

Deferred income taxes reflect the net tax effect of temporary differences between the amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred taxes are as follows:



                                                           FISCAL YEAR ENDED
                                                          -------------------
                                                          JULY 31,   JULY 25,
  (Dollars in thousands)                                    1999      1998

  Deferred tax assets (liabilities):
     Product warranty accruals                              $ 483    $    496
     Inventory reserves                                       588         316
     Vacation accrual                                         506         437
     Medical reserve                                          271         240
     Purchased in-process research and development          1,406       1,473
     Accrued license fee                                      286           -
     Other                                                    133         (15)
     Intangible Packet Switched assets disposed               774           -
     Capital loss                                           3,814           -
     Tax over book depreciation                                76        (397)
        Total deferred tax assets                           8,337       2,550
     Valuation allowance                                   (5,741)     (1,854)
     Net recorded deferred tax assets                       2,596    $    696
  Recognized in balance sheet:
     Net deferred tax assets - current                      2,267    $  1,325
     Net deferred tax assets - noncurrent                     329           -
     Net deferred tax liabilities - noncurrent                  -        (629)
        Net deferred tax assets                           $ 2,596    $    696



The capital loss was generated on the disposition of the Company's Packet Switched product line. The carryforward will expire in fiscal 2004. Due to the uncertainty of the Company's ability to utilize the capital loss within the carryforward period, a valuation allowance has been provided.

     Significant components of the provision (benefit) for income taxes are as follows:



                                           FISCAL YEAR ENDED JULY
                                      -------------------------------
  (Dollars in thousands)                1999        1998        1997

  Current provision
     Federal                          $ 5,544     $ 2,369     $ 4,103
     State                                733         601       1,150
                                        6,277       2,970       5,253
  Deferred provision
     Federal                           (1,683)      1,044         772
     State                               (217)        265         217
                                       (1,900)      1,309         989
  Provision for income taxes          $ 4,377     $ 4,279     $ 6,242



     Income taxes paid in fiscal years 1999, 1998 and 1997 totaled $3,884,000; $3,874,000 AND $4,826,000, respectively.

     Total income tax provision for each year varied from the amount computed by applying the statutory U.S. federal income tax rate to income before taxes for the reasons set forth in the following reconciliation.



                                                                     FISCAL YEAR ENDED JULY
                                                                -------------------------------
  (Dollars in thousands)                                          1999        1998        1997

  Income tax provision at the statutory rate                    $ 4,039     $ 2,281     $ 5,555
  Increase (reduction) resulting from:
     State income taxes, net of federal tax benefit                 516         362         794
     Valuation allowance for non-United States
        net operating losses                                        152       1,980           -
     Research and development tax credits                          (450)       (533)          -
     Other, net                                                     120         189        (107)
  Actual income tax provision                                   $ 4,377     $ 4,279     $ 6,242




     In fiscal 1999, foreign losses before income taxes of $1.0 million reduced consolidated income before income taxes to $11.5 million. In fiscal 1998, foreign losses before income taxes of $8.1 million reduced consolidated income before income taxes to $6.5 million.


12  COMMITMENTS AND CONTINGENT LIABILITIES

Under purchase contracts with various vendors the Company has commitments to purchase raw materials totaling approximately $5,530,000 at July 31, 1999 and $8,986,000 at July 25, 1998.


13  SIGNIFICANT CUSTOMERS

Five customers represented: 23.7%, 19.2%, 14.9%, 10.7% and 7.1% of consolidated net sales in 1999; 30.1%, 16.8%, 13.8%, 10.8% and 10.3% in fiscal 1998; and
30.5%, 26.0%, 15.1%, 13.4% and 10.8% in fiscal 1997.

     At July 31, 1999, five customers represented 16.3%, 13.5%, 8.3%, 8.2% and 6.9% of consolidated accounts receivable, and at July 25, 1998, five customers represented 21.8%, 18.6%, 8.9%, 8.1 % and 6.7% of consolidated accounts receivable.

     During fiscal 1998 there were two mergers involving significant customers of the Company. Pacific Telesis Group merged with SBC Communications, Inc. and NYNEX merged with Bell Atlantic Corp. The above percentages relating to the Company's net sales and accounts receivable were computed, for consistency, as if these mergers had been in effect for each of the years specified.

14  QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)



                                                   FISCAL 1999 - QUARTER ENDED
                                       --------------------------------------------------------
                                        OCTOBER 31,    JANUARY 30,        May 1,       JULY 31,
                                               1998           1999          1999(1)        1999

  Net sales                                $ 30,198      $  24,436     $  26,403     $   25,994
  Gross profit                               13,927         11,202        11,599         11,966
     Net income                            $  2,531      $   1,110     $   1,000     $    2,521
  Net income per common share -
     assuming dilution                     $   0.41      $    0.18     $    0.17     $     0.42





                                                     FISCAL 1998 - QUARTER ENDED
                                       --------------------------------------------------------
                                        OCTOBER 25,   JANUARY 24,      APRIL 25,       JULY 25,
                                              1997(2)       1998           1998           1998

  Net sales                               $ 21,677      $ 22,817      $  25,271     $   26,998
  Gross profit                               9,386        10,369         11,860         13,022
     Net income (loss)                    $ (2,511)     $    863      $   1,737     $    2,149
  Net income (loss) per common
     share - assuming dilution            $  (0.38)     $   0.13      $    0.27     $     0.33



(1) In the third quarter of fiscal 1999 the Company recorded a $1.3 million charge to recognize the impairment of the Packet Switched product line assets acquired in the acquisition of Teltrend Limited. This charge reduced the carrying value of the assets to be disposed of to fair value less cost to sell.

(2) As required by generally accepted accounting principles, the Company recorded a $4.0 million charge immediately after the acquisition of Teltrend Limited to write off the portion of the purchase price allocated to in-process research and development.


15  SEGMENT INFORMATION

The Company has adopted SFAS No. 131, "Disclosures about Segments and Related Information." The Company is managed in two operating segments: (i) the United States; and (ii) Europe and the Far East. Operations in Europe and the Far East were acquired in the first quarter of fiscal 1998 as disclosed more fully in
Note 1, "Basis of Presentation." Therefore, segment disclosures are not applicable for fiscal year 1997.

     The accounting policies of the operating segments are the same as those described in Note 3, "Summary of Significant Accounting Policies." Intersegment sales are not significant. Revenues are attributed to geographic areas based upon the location of the areas producing the revenues.



                                                      FISCAL 1999
                           ---------------------------------------------------------------------
                            NET SALES    INCOME        NET      IDENTI-      CAPITAL     DEPRE-
                                         (LOSS)      INCOME     FIABLE       EXPEND-    CIATION
                                         BEFORE      (LOSS)     ASSETS       ITURES       AND
                                          TAXES                                          AMORTI-
  (Dollars in thousands)                                                                 ZATION

  United States           $   89,962     $12,569    $ 8,132     $57,816     $ 2,610      $ 2,516
  Europe, Far East            17,069      (1,030)      (970)      9,167         351          936
  Total                   $  107,031     $11,539    $ 7,162     $66,983     $ 2,961      $ 3,452






                                                        FISCAL 1998
                           ---------------------------------------------------------------------
                             NET SALES    INCOME       NET      IDENTI-      CAPITAL      DEPRE-
                                          (LOSS)     INCOME      FIABLE      EXPEND-     CIATION
                                          BEFORE     (LOSS)      ASSETS      ITURES        AND
                                           TAXES                                         AMORTI-
  (Dollars in thousands)                                                                 ZATION

  United States           $   83,984     $14,636   $  9,268     $63,520      $ 3,781   $  2,198
  Europe, Far East            12,778      (8,118)    (7,029)      8,250          268      5,090
  Total                   $   96,762     $ 6,518   $  2,239     $71,770      $ 4,049   $  7,288



     Operations listed in Europe, and the Far East are comprised of operations in the United Kingdom, New Zealand and China. Included in income (loss) before taxes in the Europe and the Far East segment for fiscal 1999 is a $1.3 million charge for the loss on the disposition of the Company's Packet Switched product line. See Note 2, "Disposition of Product Line." In fiscal 1998, income (loss) before income taxes and amortization and depreciation for the Europe and Far East segment includes a $4 million charge for the write-off of acquired in-process research and development costs. Interest income is earned principally within the United States operating segment.

16  RIGHTS PLAN

On January 16, 1997, the Board of Directors of the Company declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock of the Company. The dividend was payable on January 27, 1997 to the holders of record of the Common Stock as of the close of business on that date. Each Right entitles the registered holder to purchase from the Company, under certain circumstances involving the acquisition or the announcement of the intent to acquire 20% or more of the Company's Common Stock, one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock") at a price of $160.00 per one one-hundredth of a share of Preferred Stock, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated January 16, 1997, as amended on June 1, 1998, and as the same may be further amended from time to time, between the Company and LaSalle National Bank, as Rights Agent.

MARKET FOR COMPANY'S SECURITIES AND RELATED MATTERS

The Common Stock, $.01 par value per share (the "Common Stock"), of the Company is quoted on the Nasdaq National Market under the symbol "TLTN." There are no shares of the Company's Class A Common Stock, $.01 par value per share, outstanding (and hence no established public trading market therefor). The following table sets forth the high and low closing sale prices for the Common Stock for the periods indicated as reported on the Nasdaq National Market:


                                                                                PRICE RANGE
                                                                              OF COMMON STOCK
                                                                           ----------------------
 FISCAL 1998                                                                 High          Low

  First Quarter (from July 27, 1997 through October 25, 1997)               $ 21 1/4      $14 7/8
  Second Quarter (from October 26, 1997 through
     January 24, 1998)                                                      $ 18 13/16    $14 1/8
  Third Quarter (from January 25, 1998 through April 25, 1998)              $ 16 7/8      $12 1/4
  Fourth Quarter (from April 26, 1998 through July 25, 1998)                $ 18 5/8      $14 3/4


 FISCAL 1999

  First Quarter (from July 26, 1998 through October 31, 1998)               $ 16 1/2      $11 7/8
  Second Quarter (from November 1, 1998 through
     January 30, 1999)                                                      $ 25 1/16     $13 1/8
  Third Quarter (from January 31, 1999 through May 1, 1999)                 $ 26 1/4      $14 5/8
  Fourth Quarter (from May 2, 1999 through July 31, 1999)                   $ 22 3/8      $17 1/2


 FISCAL 2000

  First Quarter (partial)
     (from August 1, 1999 through September 24, 1999)                       $ 23 3/4      $16 13/16




On September 24, 1999, the last reported sale price of the Common Stock as reported on the Nasdaq National Market was $18-5/8 per share. On that same date, there were 95 registered holders of record of the Common Stock.

     The Company has not paid any cash dividends since 1988. The terms of the Bank Facility prohibit the Company from declaring and paying in any fiscal year dividends which exceed, in the aggregate, 50% of the Company's net income for the immediately preceding fiscal year. Otherwise, the declaration and payment of dividends will be at the sole discretion of the Board of Directors of the Company and subject to certain limitations under the General Corporation Law of the State of Delaware. The timing, amount and form of dividends, if any, will depend, among other things, on the Company's results of operations, financial condition, cash requirements, plans for expansion and other factors deemed relevant by the Board of Directors. The Company does not anticipate paying any cash dividends in the foreseeable future.